ELEVATE CREDIT ANNOUNCES FIRST QUARTER 2022 RESULTS
Strong Year-Over-Year Revenue Growth
FORT WORTH, TX - May 4, 2022 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the first quarter ended March 31, 2022.
“Our performance through the first quarter of 2022 is right on track with our expectations. I am very pleased by the portfolio and revenue growth over the last year," said Jason Harvison, Elevate CEO. “Credit also remains consistent with our previous outlook as the portfolio seasons and the mix of new to former consumers continues its return to a normal state.”
Elevate also announces the appointment of Steve Trussell as its new Chief Financial Officer. Steve joins Elevate from Discover Financial Services, where he served in multiple financial leadership positions over the past 17 years. Chad Bradford will remain as Chief Accounting Officer, and Chris Lutes will continue in his role as Chief Strategy Officer.
"Steve brings a wealth of experience and energy to the Elevate team," said Jason Harvison. "He will have a particular focus on forecasting and capital management, while also evaluating our debt facilities. I would also like to sincerely thank Chad Bradford. Chad has been a vital member of the Elevate team for some time and will continue to play a large role on the finance team."
First Quarter 2022 Financial Results1
•Revenues: Revenues increased 38% during the first quarter of 2022 to $124.2 million, compared to $89.7 million for the first quarter of 2021. The increase in quarterly revenue is primarily attributable to higher average combined loans receivable-principal resulting from growth in all products year over year.
•Combined loans receivable - principal: Combined loans receivable - principal totaled $511.3 million at March 31, 2022, an increase of 45% from $353.1 million at March 31, 2021 and a decrease of 9% from $558.8 million at December 31, 2021. The decrease in combined loans receivable-principal in the first quarter of 2022 is consistent with the seasonal decrease in the loan portfolio balances experienced in pre-pandemic periods. The fair value of the combined loans receivable-principal balance was $561.2 million, representing a fair value premium of 9.7%, which is down from the pro-forma fair value premium of 12.6% at March 31, 2021 and slightly down from the 10.2% fair value premium at December 31, 2021. The higher portfolio fair value premium in the prior year is due to the mature nature of the portfolio resulting from reduced marketing and new loan origination activity in 2020 to early 2021 resulting from the impacts of COVID-19.
•Credit quality: Past due balances were 10.6% and up slightly from 10.2% at December 31, 2021. Net charge-offs as a percentage of revenue during the first quarter of 2022 were 61.8% compared to 34.4% during the first quarter of 2021. The increase in net charge-offs as a percentage of revenue is due to the growth in the loan portfolio during the second half of 2021, which included a higher mix of new customers that carry a higher overall loss rate.
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1Adjusted EBITDA, Adjusted EBITDA margin, Unaudited pro-forma condensed consolidated financial information, combined loans receivable - principal, combined loans receivable, and combined loan loss reserve are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

•Net income (loss): Net loss for the three months ended March 31, 2022 totaled $(13.9) million compared to net income of $12.7 million (pro-forma net income of $1.1 million) in the first quarter of 2021. The first quarter of 2021 actual and pro-forma net income is reflective of minimum loan origination volume and a declining loan portfolio which was heavily impacted by the COVID-19 pandemic and related government stimulus programs. Fully diluted earnings (loss) per share for the first quarter of 2022 totaled $(0.44), a decrease from $0.34 per fully diluted share a year ago. Pro-forma fully diluted earnings per share for the first quarter of 2021 totaled $0.03 per fully diluted share. See "Non-GAAP Financial Measures" for details on the pro-forma fair value adjustments reflected in our condensed consolidated statements of operations.
•Adjusted EBITDA: Adjusted EBITDA totaled $(1.9) million in the first quarter of 2022, down from $17 million, pro-forma, in the first quarter of 2021. The Adjusted EBITDA margin for the first quarter of 2022 was (1.5)%, down from 18.9%, pro-forma, in the prior-year first quarter.
Liquidity and Capital Resources
The Company had $106 million of cash available at the end of the quarter on March 31, 2022. Of this amount, $45-$50 million is held in support of the borrowing base for the various debt facilities financing the loan portfolio. The Company will begin making payments in the second and third quarter totaling $37 million related to the legacy litigation matters that were recently settled and previously disclosed. To supplement the Company's working capital, the Company entered into a credit agreement with Pine Hill Finance, LLC for a $20 million Term Note which matures on March 1, 2024, at a daily Secured Overnight Financing Rate ("SOFR") plus 13.25% per annum.
The revolving feature of the VPC Facility was utilized to pay down approximately $25 million in debt at the end of the first quarter based on excess cash available from seasonable paydowns in the loan portfolio. The Company had minimum borrowings during the first quarter due to the seasonal reduction in demand and loan growth in the portfolio. The Company's use of its debt facilities with VPC and PCAM to fund the portfolio growth during the past year with incremental borrowings at a cost of 8% on the VPC facilities has resulted in an overall weighted average rate on the facilities of 9.03% as of March 31, 2022, down from 9.67% at March 31, 2021. Total debt at March 31, 2022 was $505.0 million compared to $343.0 million at March 31, 2021.
During the first quarter of 2022 and in connection with the litigation settlement terms, the Company purchased $3.3 million of common shares (972.5 thousand common shares) under the Company's previously approved common stock repurchase program or roughly 3% of common shares outstanding at the beginning of the quarter. As of March 31, 2022, the Company has repurchased approximately 35% of all common shares issued and outstanding since August 2019 under this common stock repurchase program.
Election of Fair Value
As previously announced, the Company adopted Measurement of Credit Losses on Financial Instruments ("ASU 2016-13") and the related amendments effective January 1, 2022, and elected the fair value option on all combined loans receivable as of that date. The Company believes the election of the fair value method of accounting for the combined loans receivable portfolio aligns more closely with its portfolio decision making process and better reflects the value of the total loan portfolio at each reporting date.
In accordance with the transition guidance, the Company released the allowance for loan losses and measured the combined loans receivable at fair value at adoption. The cumulative-effect adjustment was recognized collectively as a net increase of $98.6 million to opening Retained earnings.
Financial Outlook
For the full year 2022, the Company expects year-end combined loans receivable - principal of $640 million to $670 million. The Company also expects total revenue of $500 million to $525 million, net income will be breakeven, and Adjusted EBITDA of $70 million to $80 million for the full year 2022.

Conference Call
The Company will host a conference call to discuss its first quarter 2022 financial results on Wednesday, May 4, at 4:00 pm Central Time / 5:00 pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-295-1828 (domestic) or 1-212-231-2934 (international) and requesting the Elevate Credit First Quarter 2022 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s Investor Relations website at https://investors.elevate.com/corporate-profile/.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on May 18, 2022, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 22018572, or by accessing Elevate’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our expectations of future financial performance including our outlook for full fiscal year 2022 (including all statements under the heading "Financial Outlook"); our potential to drive long-term earnings growth; and the Company's targeted customer acquisition cost range of $250-$300. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic and various policies being implemented to prevent its spread on the Company's business, financial condition and results of operations; the Company’s limited operating history in an evolving industry; the Company’s ability to grow revenue and maintain or achieve consistent profitability in the future; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT), together with the banks that license its marketing and technology services, has originated $10.0 billion in non-prime credit to more than 2.7 million non-prime consumers to date. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s platform powers a suite of groundbreaking credit products includes RISE, Elastic, Today Card and Swell. For more information, please visit http://corporate.elevate.com.

Investor Relations:

Solebury Trout
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Solebury Trout
Laurie Steinberg, (845) 558-6370
lsteinberg@soleburytrout.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except share and per share amounts)	2022	2021
Revenues	$124,244	$89,733
Cost of sales:
Change in fair value of loans receivable	84,159	—
Provision for loan losses	—	20,970
Direct marketing costs	6,226	4,383
Other cost of sales	2,882	2,047
Total cost of sales	93,267	27,400
Gross profit	30,977	62,333
Operating expenses:
Compensation and benefits	20,089	19,008
Professional services	6,959	7,079
Selling and marketing	809	533
Occupancy and equipment	5,873	4,956
Depreciation and amortization	3,761	5,243
Other	790	775
Total operating expenses	38,281	37,594
Operating income (loss)	(7,304)	24,739
Other expense:
Net interest expense	(12,170)	(8,786)
Equity method investment loss	(344)	—
Non-operating income	1,666	207
Total other expense	(10,848)	(8,579)
Income (loss) before taxes	(18,152)	16,160
Income tax expense (benefit)	(4,229)	3,444
Net income (loss)	$(13,923)	$12,716

Basic earnings (loss) per share	$(0.44)	$0.35
Diluted earnings (loss) per share	$(0.44)	$0.34

Basic weighted average shares outstanding	31,378,168	36,582,502
Diluted weighted average shares outstanding	31,378,168	37,579,050

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents*	$105,815	$84,978
Restricted cash*	4,542	5,874
Loans receivable at fair value*	584,154	—
Loans receivable, net of allowance for loan losses of $71,204*	—	511,157
Prepaid expenses and other assets*	11,848	12,745
Operating lease right of use assets	5,183	5,718
Receivable from payment processors*	11,122	15,870
Deferred tax assets, net	8,719	34,229
Investment in unconsolidated affiliate	5,489	—
Property and equipment, net	35,621	33,104
Goodwill, net	6,776	6,776
Intangible assets, net	231	231
Total assets	$779,500	$710,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities*	$73,597	$82,513
Operating lease liabilities	8,414	9,171
Other taxes payable	305	304
Deferred revenue*	2,933	4,446
Notes payable, net*	503,248	505,277
Total liabilities	588,497	601,711
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	19	19
Additional paid-in capital	206,804	205,860
Treasury stock	(44,594)	(41,746)
Retained earnings (Accumulated deficit)	28,774	(55,162)
Total stockholders’ equity	191,003	108,971
Total liabilities and stockholders’ equity	$779,500	$710,682

* These balances include certain assets and liabilities of variable interest entities (“VIEs”) that can only be used to settle the liabilities of that respective VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIEs.

Non-GAAP Financial Measures
This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, Unaudited pro-forma condensed consolidated financial information, combined loans receivable and combined loan loss reserve. Elevate's non-GAAP financial measures might not be comparable to similarly titled measures of our competitors and other companies.
Adjusted Earnings Measures
In addition to the financial information prepared in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA” and "Adjusted EBITDA margin", (collectively, "Adjusted Earnings Measures") in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.
Elevate defines Adjusted EBITDA as net income (loss) excluding the impact of income tax expense (benefit), non-operating income loss, net interest expense, share-based compensation expense, equity method investment loss and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Elevate also included unaudited pro-forma condensed consolidated financial information to reflect the adoption of ASU 2016-13 as of January 1, 2021.
Management believes that Adjusted Earnings Measures are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. Management uses these non-GAAP financial measures frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes these non-GAAP financial measures in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.
Adjusted Earnings Measures should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. Management's use of Adjusted Earnings Measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and
•Adjusted EBITDA does not reflect interest associated with notes payable used for funding customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.
Additionally, Elevate’s definition of Adjusted Earnings Measures may not be comparable to similarly titled measures reported by other companies.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income (loss) for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
(Dollars in thousands)	2022	2021
Net income (loss)	$(13,923)	$12,716
Adjustments:
Net interest expense	12,170	8,786
Share-based compensation	1,658	1,602
Depreciation and amortization	3,761	5,243
Equity method investment loss	344	—
Non-operating income	(1,666)	(207)
Income tax expense (benefit)	(4,229)	3,444
Adjusted EBITDA	$(1,885)	$31,584

Adjusted EBITDA margin	(1.5)%	35.2%

Unaudited pro-forma condensed consolidated financial information
The following unaudited pro-forma condensed consolidated statement of operations information provides information for the three months ended March 31, 2021 assuming the adoption of ASU 2016-13 occurred as of January 1, 2021. Management has made significant estimates and assumptions in its determination of the pro-forma accounting adjustments based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable. Management believes the pro-forma financial information is a useful supplemental measure to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. In particular, management believes that this information provides investors with period-over-period comparability given the significant change to our financial statements resulting from the adoption of ASU 2016-13.

	Three Months Ended March 31, 2021
(Dollars in thousands except per share amounts)	As reported	Fair value adjustments	Pro-forma financial information
Revenues	$89,733	$—	$89,733
Cost of sales:
Provision for loan losses	20,970	(20,970)	—
Change in fair value of loans receivable	—	35,557	35,557
Direct marketing and other costs of sales	6,430	—	6,430
Total cost of sales	27,400	14,587	41,987
Gross profit	62,333	(14,587)	47,746
Total operating expenses	37,594	—	37,594
Operating income	24,739	(14,587)	10,152

Total other expense	(8,579)	—	(8,579)
Income before taxes	16,160	(14,587)	1,573
Income tax expense	3,444	(2,940)	504
Net income	$12,716	$(11,647)	$1,069

Basic earnings per share	$0.35	$(0.32)	$0.03
Diluted earnings per share	$0.34	$(0.31)	$0.03

Adjusted EBITDA	$31,584	$(14,587)	$16,997
Adjusted EBITDA Margin	35.2%		18.9%

Supplemental Schedules

Revenue by Product

	Three Months Ended March 31, 2022
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Average combined loans receivable – principal(2)	$295,251	$190,714	$49,892	$535,857
Effective APR	102%	95%	33%	93%
Finance charges	$74,288	$44,460	$4,004	$122,752
Other	88	77	1,327	1,492
Total revenue	$74,376	$44,537	$5,331	$124,244

	Three Months Ended March 31, 2021
	Rise (1)	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Average combined loans receivable – principal(2)	$217,679	$147,063	$14,135	$378,877
Effective APR	100%	95%	32%	96%
Finance charges	$53,743	$34,370	$1,110	$89,223
Other	62	50	398	510
Total revenue	$53,805	$34,420	$1,508	$89,733

(1)    Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2)    Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Change in Fair Value by Product

	Three Months Ended March 31, 2022
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Net charge-offs	$53,142	$18,790	$4,887	$76,819
Net change in fair value	3,922	2,336	1,082	7,340
Total change in fair value of loans receivable	$57,064	$21,126	$5,969	$84,159

Net charge-offs as a percentage of revenues	71.5%	42.2%	91.7%	61.8%
Total change in fair value of loans receivable as a percentage of revenues	76.7%	47.4%	112.0%	67.7%
Percentage past due	11.9%	6.2%	19.4%	10.6%

	Three Months Ended March 31, 2021(1)
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Net charge-offs	$22,674	$7,543	$673	$30,890
Net change in fair value (pro-forma)	3,441	1,229	(3)	4,667
Total change in fair value of loans receivable (pro-forma)	$26,115	$8,772	$670	$35,557

Net charge-offs as a percentage of revenues	42.1%	21.9%	44.6%	34.4%
Total change in fair value of loans receivable as a percentage of revenues	48.5%	25.5%	44.4%	39.6%
Percentage past due	7.6%	3.7%	8.6%	6.1%
(1)    Not a financial measure prepared in accordance with GAAP. The pro-forma fair value accounting adjustments are due to Elevate's transition from an incurred credit loss model to a fair value accounting model for its loan portfolio acceptable under US GAAP. See the "Unaudited pro-forma condensed consolidated financial information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product(3)

	Three Months Ended March 31, 2021
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Combined loan loss reserve(1):
Beginning balance	$33,968	$13,201	$1,910	$49,079
Net charge-offs	(22,674)	(7,543)	(673)	(30,890)
Provision for loan losses	15,298	5,091	581	20,970
Ending balance	$26,592	$10,749	$1,818	$39,159
Combined loans receivable(1)(2)	$217,705	$141,647	$15,152	$374,504
Combined loan loss reserve as a percentage of ending combined loans receivable	12.2%	7.6%	12.0%	10.5%
Net charge-offs as a percentage of revenues	42.1%	21.9%	44.6%	34.4%
Provision for loan losses as a percentage of revenues	28.4%	14.8%	38.5%	23.4%

(1)    Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.
(2)    Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(3)    Prior to January 1, 2022, the Company was on the incurred credit loss model and recognized a loan loss reserve based on estimated losses inherent within the loan portfolio. A loan loss reserve is no longer maintained with the accounting model change to carry the loan portfolio at fair value effective January 1, 2022.

Customer Loan Data by Product

	Three Months Ended March 31, 2022
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Beginning number of combined loans outstanding	134,414	110,628	35,464	280,506
New customer loans originated	12,147	4,392	2,764	19,303
Former customer loans originated	15,702	136	—	15,838
Attrition	(44,187)	(12,183)	(2,662)	(59,032)
Ending number of combined loans outstanding	118,076	102,973	35,566	256,615
Customer acquisition cost	$330	$462	$70	$323
Average customer loan balance	$2,341	$1,806	$1,376	$1,993

	Three Months Ended March 31, 2021
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Beginning number of combined loans outstanding	103,940	100,105	10,803	214,848
New customer loans originated	8,656	2,852	2,382	13,890
Former customer loans originated	12,856	94	—	12,950
Attrition	(33,944)	(13,030)	(383)	(47,357)
Ending number of combined loans outstanding	91,508	90,021	12,802	194,331
Customer acquisition cost	$327	$475	$83	$316
Average customer loan balance	$2,209	$1,514	$1,149	$1,817

Combined Loan Information

The Elastic line of credit product is originated by a third-party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Since the fourth quarter of 2018, the Company licensed its Rise installment loan brand to a third-party lender, FinWise Bank, which originates Rise installment loans in seventeen states. FinWise Bank initially provides all of the funding, retains 4% of the balances of all of the loans originated and sells the remaining 96% loan participation in those Rise installment loans to a third party SPV, EF SPV, Ltd. Elevate is required to consolidate EF SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 96% of Rise installment loans originated by FinWise Bank and sold to EF SPV, Ltd.
Beginning in 2018, the Company started licensing the Today Card brand and its underwriting services and platform to launch a credit card product originated by Capital Community Bank ("CCB"), which initially provides all of the funding for that product. CCB retains 5% of the credit card receivable balance of all the receivables originated and sells a 95% participation in the Today Card credit card receivables to a wholly-owned subsidiary SPV of the Company, Today SPV. The Today Card program began expanding in 2020.

Since the third quarter of 2020, the Company also licenses its Rise installment loan brand to an additional third-party lender, CCB, which originates Rise installment loans in three states. Similar to the relationship with FinWise Bank, CCB initially provides all of the funding, retains 5% of the balances of all of the loans originated and sells the remaining 95% loan participation in those Rise installment loans to a third-party SPV, EC SPV, Ltd. Elevate is required to consolidate EC SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 95% of the Rise installment loans originated by CCB and sold to EC SPV, Ltd.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. Under these programs, the Company does not make Rise loans directly, but rather acts as a Credit Services Organization (which is also known as a Credit Access Business), or, “CSO,” and the loans are originated by an unaffiliated third party. There were no new loan originations in 2021 under the CSO programs, but the Company continued to have obligations as the CSO until the wind-down of this portfolio was completed in the third quarter of 2021. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's condensed consolidated balance sheets since both revenues and cost of sales as reflected in the Company's condensed consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.
The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:
•Rise CSO loans were originated and owned by a third-party lender; and
•Rise CSO loans were funded by a third-party lender and were not part of the VPC Facility.
As of each of the period ends indicated, the following table presents a reconciliation of:
•Loans receivable, net, Company owned (which reconciles to the Company's condensed consolidated balance sheets included elsewhere in this press release);
•Loans receivable, net, guaranteed by the Company;
•Combined loans receivable (which the Company uses as a non-GAAP measure); and
•Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2021				2022
(Dollars in thousands)	March 31	June 30	September 30	December 31	March 31
Company Owned Loans:
Loans receivable – principal, current, company owned	$331,251	$372,068	$466,140	$501,552	$457,259
Loans receivable – principal, past due, company owned	21,678	27,231	46,730	57,207	54,060
Loans receivable – principal, total, company owned	352,929	399,299	512,870	558,759	511,319
Loans receivable – finance charges, company owned	21,393	19,157	22,960	23,602	22,991
Loans receivable – company owned	374,322	418,456	535,830	582,361	534,310
Allowance for loan losses on loans receivable, company owned(5)	(39,037)	(40,314)	(56,209)	(71,204)	—
Fair value adjustment, loans receivable- principal	—	—	—	—	49,844
Loans receivable, net, company owned / Loans receivable at fair value	$335,285	$378,142	$479,621	$511,157	$584,154
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$145	$17	$—	$—	$—
Loans receivable – principal, past due, guaranteed by company	15	4	—	—	—
Loans receivable – principal, total, guaranteed by company(1)	160	21	—	—	—
Loans receivable – finance charges, guaranteed by company(2)	22	4	—	—	—
Loans receivable – guaranteed by company	182	25	—	—	—
Liability for losses on loans receivable, guaranteed by company	(122)	(7)	—	—	—
Loans receivable, net, guaranteed by company(3)	$60	$18	$—	$—	$—
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$331,396	$372,085	$466,140	$501,552	$457,259
Combined loans receivable – principal, past due	21,693	27,235	46,730	57,207	54,060
Combined loans receivable – principal	353,089	399,320	512,870	558,759	511,319
Combined loans receivable – finance charges	21,415	19,161	22,960	23,602	22,991
Combined loans receivable	$374,504	$418,481	$535,830	$582,361	$534,310
Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned(5)	$(39,037)	$(40,314)	$(56,209)	$(71,204)	$—
Liability for losses on loans receivable, guaranteed by company	(122)	(7)	—	—	—
Combined loan loss reserve(5)	$(39,159)	$(40,321)	$(56,209)	$(71,204)	$—
Combined loans receivable – principal, past due(3)	$21,693	$27,235	$46,730	$57,207	$54,060
Combined loans receivable – principal(3)	353,089	399,320	512,870	558,759	511,319
Percentage past due	6.1%	6.8%	9.1%	10.2%	10.6%
Combined loan loss reserve as a percentage of combined loans receivable(3)(4)(5)	10.5%	9.6%	10.5%	12.2%	—%
Allowance for loan losses as a percentage of loans receivable – company owned(5)	10.4%	9.6%	10.5%	12.2%	—%
Fair value adjustment, combined loans receivable- principal(6)	$44,458	$51,078	$50,036	$57,184	$49,844
Combined loans receivable at fair value(6)	418,962	469,559	585,866	639,545	584,154
Fair value as a percentage of combined loans receivable- principal(3)(6)	112.6%	112.8%	109.8%	110.2%	109.7%

(1)    Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements. The wind-down of the CSO program was completed in the third quarter of 2021.
(2)    Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements. The wind-down of the CSO program was completed in the third quarter of 2021.
(3)    Non-GAAP measure.
(4)    Combined loan loss reserve as a percentage of combined loans receivable is determined using period-end balances.
(5)    Effective January 1, 2022, upon the election to carry the loan portfolio at fair value, a combined loan loss reserve and allowance for loan losses is no longer required as an assumption for loan losses has been included in the fair value assumptions.
(6)    The periods of March 31, 2021 to December 31, 2021 include pro-forma adjustments reflecting the combined loans receivable at fair value consistent with a fair value methodology acceptable with US GAAP.